CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this "Agreement") is made as of this __ day of March, 2013 (the "Agreement Date"), by and among (i) Green Energy Renewable Solutions, Inc., a Florida corporation ("GERS"), (ii) Cirque Energy II, LLC, a Michigan limited liability company (the "Company"), and (iii) each of the individuals identified on the Schedule of Members attached hereto (each a "Member" and collectively, the "Members," and together with the Company, the "Contributing Parties," and each a "Contributing Party"). Certain capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in Article XI.

RECITALS

A.           Subject to the terms and conditions set forth herein, each Member desires to contribute, transfer, assign and deliver to GERS, and GERS desires to assume from such Member, all of the equity interests of the Company (the "Equity Interests") set forth opposite such Member's name on the Schedule of Members in exchange for (i) the issuance at Closing by GERS to such Member of that number of shares of common stock of GERS (the "GERS Shares") set forth opposite such Member's name on the Schedule of Members, and (ii) the obligation by GERS to issue after the Closing additional GERS Shares to such Member pursuant to the terms and conditions of Section 1.3.

B.           The Members are collectively the holder of certain indebtedness owed by the Company to the Members described on Exhibit A attached hereto (the "Company Note").

C.           Immediately prior to the consummation of the transactions contemplated by this Agreement, the Members shall contribute the Company Note to the Company (the "Note Contribution") as additional paid in capital to the Company without the issuance of any additional equity interests of the Company to such Members.

AGREEMENT

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CONTRIBUTION OF THE EQUITY INTERESTS

1.1           Contribution of the Equity Interests. Pursuant and subject in all respects to the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties hereto set forth herein or in any document delivered pursuant hereto, at the Closing, each Member shall contribute, transfer, assign and deliver to GERS, free and clear of all Encumbrances, and GERS shall assume from such Member, all of such Member's right, title and interest in and to all Equity Interests held by such Member as set forth opposite such Member's name on the Schedule of Members.

1.2           Issuance of GERS Shares. In consideration for the contribution of the Equity Interests by the each Member to GERS pursuant to this Agreement, at the Closing GERS shall issue, transfer, assign and deliver to such Member such GERS Shares set forth opposite such Member's name on the Schedule of Members.

1.3	Earn-Out.

In addition to the GERS Shares issued to the Members at the Closing, on the date that the GERS Shares have traded for an average of $.50 per share for 10 days, GERS shall issue such additional GERS Shares to each Member as set forth opposite such Member's name on the Schedule of Members. The earn-out value of $.50 per share, upon any board authorized stock split or reverse stock split, will be adjusted in the same ratio as the stock split or reverse stock split. GERS' obligation to issue the GERS Shares (an "Earn Out Event") to the Members are independent obligations of GERS and are not otherwise conditioned or contingent upon the satisfaction of any conditions precedent

ARTICLE II

REPRESENTATIONS AND WARRANTIES PERTAINING TO THE COMPANY

Each of the Contributing Parties hereby represents and warrants, on a joint and several basis, to GERS as follows:

2.1           Organization and Qualification. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Michigan. Each of the Company and the Subsidiaries has the requisite power and authority to own or lease all the properties owned or leased by it, and to conduct the businesses as currently conducted by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has failed to qualify to do business in any jurisdiction where such failure would have a Material Adverse effect upon the Company or such Subsidiary. Neither the Company nor any Subsidiary owns or leases any real or personal property in any jurisdiction.

2.2           Authority, Due Execution and Binding Effect. The Company has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the Transaction Documents have been duly and validly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms except as enforcement thereof may be limited by applicable Insolvency Laws.

2.3	Capitalization, Officers and Directors of the Company and Subsidiaries.

(a)          Capitalization. All of the authorized and outstanding equity interests in the Company are owned by the Members in the amounts set forth opposite their respective names on the Schedule of Members attached hereto. All of the equity interests in each of Midland and Gaylord are owned by the Company. Other than Midland and Gaylord, the Company does not own, directly or indirectly, any shares of capital stock, equity interests or other ownership interests in any Person. There are no outstanding preemptive, conversion, subscription or other rights, warrants, options or agreements to issue, purchase or register any of the Equity Interests or any equity interests of any Subsidiary. Each of the Equity Interests was duly and validly issued, fully paid and non assessable, is free and clear of all Encumbrances and was issued in a manner not in violation of applicable provisions of U.S. Federal and state securities laws. Neither the Company nor any Subsidiary has any equity appreciation rights, phantom equity plan or similar rights.

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(b)          Officers and Directors of the Company. Schedule 2.3(b)-1 is a true and complete list of all of the officers of the Company and each of the Subsidiaries. Schedule 2.3(b)-2 is a true and complete list of all of the members of the board of directors or other governing body of the Company (the "Board") and the governing body of each Subsidiary.

2.4           No Liabilities. Neither the Company nor any Subsidiary has any Liabilities, other than those Liabilities to be performed in the ordinary course of business after the Closing pursuant to any Material Contract or License.

2.5           Title to Assets; Condition of Assets. The Company and the Subsidiaries do not own or have valid leasehold interests or rights under contract in any assets.

2.6           No Consent Required; Transaction Not a Breach. No Consent or declaration, filing or registration with, any Person is required to be made or obtained by the Company or any Subsidiary in connection with the authorization, execution, delivery, performance or lawful completion of this Agreement or any Transaction Document or the transactions contemplated hereby or thereby. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

(a)          violate or conflict with or result in a breach of any provision of any Law binding on the Company, any Subsidiary or any of their respective Affiliates;

(b)          constitute a default under the Organizational Documents of the Company or any Subsidiary or of any contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of the Company, any Subsidiary or any assets or businesses of the Company or any Subsidiary may be bound or affected; or

(c)          constitute an event which would permit any party to terminate any Material Contract or accelerate the maturity of any indebtedness or other obligation to which the Company or any Subsidiary is a party or the businesses or assets of the Company or any Subsidiary is bound.

2.7           Financial Statements. The representations and warranties set forth below pertain to the following financial statements of the Company and the Subsidiaries (collectively, the "Financial Statements") attached hereto as Exhibit C: (i) the unaudited balance sheet as of December 31, 2012, and the related compilation of income and cash flows for the twelve-month period then ended; and (ii) the unaudited balance sheet (the "Latest Balance Sheet") as of February 28, 2013 (the "Latest Balance Sheet Date"), and the related unaudited statements of income and cash flows for the period from January 1, 2013 through February 28, 2013. No financial statements of any Person are required by GAAP to be consolidated with the Financial Statements. Each of the Financial Statements is consistent with the books and records of the businesses of the Company and the Subsidiaries (which, in turn, accurately and fairly reflect in all material respects all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by, the Company and the Subsidiaries), and fairly present in all material respects the financial condition and results of operations of the respective businesses of the Company and the Subsidiaries as of the dates thereof and for the periods covered thereby. Each of the Financial Statements has been prepared in accordance with GAAP, consistently applied, throughout the periods covered thereby, except that interim statements are subject to normal year-end adjustments provided that such adjustments will not be material in amount. None of the Financial Statements contains any items of a special or nonrecurring nature, except as expressly stated therein, and such Financial Statements do not reflect any write up or revaluation increasing the book value of any Asset.

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2.8	Taxes. Except as set forth on Schedule 2.8:

(a)          The Company and the Subsidiaries (i) have filed or caused to be filed in a timely manner (within all applicable extension periods) all Tax Returns that were required to be filed by the Company and the Subsidiaries and all such Tax Returns are true, correct and complete in all respects, and (ii) have timely paid in full or will timely pay in full by the due date thereof all Taxes due and payable (whether or not shown to be due on such Tax Returns);

(b)          No Encumbrances for Taxes are outstanding with respect to any of the businesses or assets of the Company or any Subsidiary, and no claims or assessments for Taxes have been asserted in writing or threatened by any Taxing Authority against the Company or any of the Subsidiaries;

(c)          No audits or other proceedings involving any Taxing Authority are presently pending or threatened with respect to any Taxes due from the Company or any of the Subsidiaries or Tax Returns required to be filed by the Company or any of the Subsidiaries;

(d)          All Taxes required to be withheld or paid by the Company or any of the Subsidiaries in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party prior to the Closing Date have been withheld and timely paid to the proper Governmental Entity or set aside in accounts for such purpose and the Company or any of its Subsidiaries have complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any such employee, independent contractor, creditor, stockholder, or other third party;

(e)          Except for agreements, documents and powers of attorney that have expired, no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes for which the Company or any of the Subsidiaries may be liable, and no power of attorney with respect to any such Taxes, has been executed or filed with the Internal Revenue Service or any other Taxing Authority;

(f)          There are no existing agreements or arrangements, whether written or oral or established pursuant to a course of conduct or dealing, relating to the allocation or sharing of Taxes in force to which the Company or any of the Subsidiaries are bound;

(g)          No claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of the Subsidiaries does not file Tax Returns that they are or may be subject to taxation by that jurisdiction;

(h)          Neither the Company nor any of the Subsidiaries (i) has any material liability for Taxes of any Person as a transferee or successor, by contract, or otherwise, or (ii) has been a member of any partnership, limited liability company, joint venture or any other entity treated as a partnership for federal income tax purposes;

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(i)          The charges, accruals and reserves for Taxes for the Company and the Subsidiaries reflected on the books of the Company and the Subsidiaries (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate to cover Tax liabilities accruing through the end of the last period for which the Company and the Subsidiaries ordinarily records items on its books. No liability for Taxes has been incurred by the Company or any of the Subsidiaries since the Latest Balance Sheet Date, other than in the ordinary course of business;

(j)          Each of the Company and the Subsidiaries has disclosed on its federal income and state income and franchise Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code or any corresponding or similar provision of state Tax law;

(k)          There are no tax rulings or requests for rulings that could affect the liability of the Company or any Subsidiary for Taxes for any period (or any portion thereof) after the date hereof; and

(l)          None of the Members is a "foreign person" within the meaning of Code Section 1445(a).

2.9           Material Contracts. Schedule 2.9 sets forth a list of all Material Contracts of which there are none. The Members have provided GERS with a complete and correct copy of each written Material Contract, including all amendments or other modifications thereto, and a written description of any oral Material Contract.

2.10	Properties.

(a)          Real Estate. Neither the Company nor any Subsidiary owns or leases any real property. Schedule 2.10(a) constitutes a correct and complete list.

(b)          Personal Property. Schedule 2.10(b) sets forth a list of the Personal Property with a value in excess of One Thousand Dollars ($1,000) (except property sold or otherwise disposed of in the ordinary course of business consistent with past customs and practices). Except as set forth in said Schedule 2.10(b), the Company and the Subsidiaries collectively own all Personal Property free and clear of all Encumbrances and no Personal Property is located other than at the Leased Property.

2.11         Litigation. Except as set forth on Schedule 2.11, there is no Proceeding pending or, to the best of the Contributing Parties' Knowledge, threatened against any of the Members, the Company, the Subsidiaries, the respective businesses of the Company or any Subsidiary or any of the officers, directors or employees of the Company or any Subsidiary, nor is any such party subject to or bound by any Order. Schedule 2.10 sets forth all closed Proceedings brought by or against any of the parties described in the foregoing sentence during the three (3) years preceding the date hereof, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

2.12	Compliance with Laws; Licenses.

(a)          Each of the Company and the Subsidiaries has previously been operated, and is currently, in compliance with all Laws, and none of the Members, the Company or the Subsidiaries has received any notice of any alleged claim or, to the best of the Contributing Parties' Knowledge, threatened claim, violation of, or liability or potential responsibility under, any such Law which have not heretofore been cured and for which there is no remaining liability.

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(b)          Schedule 2.12(b) sets forth a list of all Licenses used in, or are necessary or required by any Governmental Authority in, the operation of the businesses of the Company and the Subsidiaries. Each of the Company and the Subsidiaries owns or possesses all right, title and interest in and to all of the Licenses which are necessary to enable it to carry on the business of the Company or such Subsidiary as presently conducted by the Company or such Subsidiary. All such Licenses are valid, binding and in full force and effect. The Company and each Subsidiary has caused all necessary action to have been taken to maintain such Licenses. No loss or expiration of any such License is (i) pending, (ii) to the best of the Contributing Parties' Knowledge, threatened, or (iii) reasonably foreseeable (other than expiration upon the end of the term thereof).

2.13	Proprietary Rights.

(a)          The Company and the Subsidiaries do not collectively own, or license, or otherwise possess legally enforceable rights, to use, sell or license, as applicable, any Proprietary Rights. Schedule 2.13(a) contains a complete and correct list of all of the Company's patents and patent applications; trademark and service mark registrations and registration applications; domain name registrations; copyright registrations and registration applications; and all material computer software owned or used by the Company or any Subsidiary (excluding Commercial Software), including, where applicable, the name of the registered owner or applicant (as relevant), date of registration or application and name of registration body where the registration or application was made. Schedule 2.13(b) sets forth a compete list of all (excluding Commercial Software) licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party (as licensor, licensee or otherwise) and pursuant to which the Company, any Subsidiary or any other Person is authorized to use, sell, distribute or license any Proprietary Rights of which there are none.

2.14         Conduct of Business. Since December 31, 2012, the businesses of the Company and each Subsidiary has been conducted only in the ordinary course of business consistent with past custom and practices and neither the Company nor any Subsidiary has incurred any Liabilities other than in the ordinary course of business consistent with past custom and practices.

2.15         Insurance Policies. Schedule 2.15 sets forth a list of all insurance policies (including "self-insurance" programs) now or ever maintained by the Company or any Subsidiary and all such insurance policies are in full force and effect and none of the Company or any Subsidiary is in default under any of them and no material claim for coverage thereunder has been denied under any such insurance policies.

2.16         Employee Benefit Plans. Neither the Company nor any Subsidiary has ever maintained, made contributions to or had any other Liability at any time under any Employee Benefit Plan.

2.17         Environment. The Company is, and at all times has been in compliance with all Environmental Laws applicable to the operations of the businesses of the Company and each Subsidiary.

2.18         No Employees and Consultants. Neither the Company nor any Subsidiary has ever directly or indirectly (including pursuant to any contract with any Person) employed any individual or hired or employed any consultant.

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2.19         No Brokers. None of the Members, the Company or any Subsidiary, any Affiliates of any of the Members, the Company or any Subsidiary has incurred any liability to any broker, finder or agent, and there are no claims for any brokerage fees, finder's fees or commissions in connection with the transactions contemplated by this Agreement.

2.20         No Misrepresentation. None of the representations and warranties of the Contributing Parties set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to GERS as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES PERTAINING TO THE MEMBERS

Each of the Members hereby represents and warrants to GERS as follows:

3.1           Power and Authority; Authorization; Due Execution and Binding Effect. Such Member has the requisite legal capacity, power and authority to execute and deliver this Agreement and the Transaction Documents to which he or she is a party, to consummate the Transaction and to perform his or her obligations under this Agreement and the Transaction Documents to which he or she is a party and to consummate the Transaction. This Agreement and the Transaction Documents to which such Member is a party have been duly and validly executed and delivered by such Member. This Agreement and the Transaction Documents to which such Member is a party will constitute, upon such execution and delivery hereof, the valid and binding obligations of such Member, enforceable in accordance with their respective terms except as enforcement thereof may be limited by applicable Insolvency Laws.

3.2           Ownership; No Liens. Such Member (i) is the record and beneficial owner of those Equity Interests set forth opposite his or her name on the Schedule of Members, and (ii) owns such Equity Interests free and clear of all Encumbrances. There are no outstanding preemptive, conversion, subscription or other rights, warrants, options or agreements to purchase, or shareholder or voting trust agreement or similar contracts outstanding with respect to, all or any portion of the Equity Interests owned by such Member.

3.3           No Conflict. Neither the execution and delivery of this Agreement or any Transaction Document by such Member nor the performance by such Member of the Transaction will, directly or indirectly:

(a)          contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of any License, Governmental Authorization, contract or any Order to which such Member may be subject; or

(b)          give any Person or Governmental Authority the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, modify, withdraw or suspend any contract, License, Governmental Authorization or Order applicable to such Member.

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3.4           No Consent Required. No Consent is required to be made or obtained by such Member in connection with the authorization, execution, delivery, performance or lawful completion of this Agreement, the Transaction Documents or the Transaction.

3.5	Purchase for Investment.

(a)          Such Member will acquire the GERS Shares issued by GERS to such Member pursuant to this Agreement (the "Issued Shares") for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Such Member acknowledges that (i) none of the Issued Shares have been registered under the Securities Act or any applicable state securities laws, (ii) the Issued Shares issued by the Company to such Member pursuant to this Agreement can only be sold or otherwise transferred pursuant to registration under the Securities Act and applicable state securities laws or an exemption therefrom (in which case such Member shall first provide the Company an opinion of counsel, which counsel and the form and substance of the opinion, must be reasonably satisfactory the Company to the effect that such exemption is available and (iii) the Company is under no obligation to file a registration statement with the SEC or any other Governmental Authority with respect to the Issued Shares.

(b)          Such Member (a) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of his or her investment in the Issued Shares, (b) is able to bear the complete loss of his or her investment in the Issued Shares, (c) has had the opportunity to ask questions of, and receive answers from, GERS and its management concerning the terms and conditions of the transfer of the Issued Shares, respectively, to such Member pursuant to this Agreement and to obtain additional information, and (d) is an "accredited investor" within the meaning of Rule 501 of the regulations promulgated under the Securities Act.

(c)          Such Member agrees that the certificates, if any, for the Issued Shares bear a legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder hereof in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws, or unless an exemption from registration is applicable with respect to such transfer or disposition.”

3.6           No Brokers. Neither such Member nor any of his or her Affiliates has incurred any liability to any broker, finder or agent, and there are no claims for any brokerage fees, finder's fees or commissions in connection with the transactions contemplated by this Agreement.

ARTICLE IV

GERS' REPRESENTATIONS AND WARRANTIES

GERS hereby represents and warrants to the Contributing Parties as of the Closing as follows:

4.1           Organization. GERS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

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4.2           Authority, Due Execution and Binding Effect. The execution and delivery of this Agreement and the Transaction Documents, and the performance by GERS of its obligations thereunder, have been duly authorized by all necessary corporate action. This Agreement and the Transaction Documents to which GERS is a party constitute the legal, valid and binding obligations of GERS enforceable against GERS in accordance with their respective terms except as enforcement thereof may be limited by applicable Insolvency Laws.

4.3           Transaction Not a Breach. Neither the execution and delivery of this Agreement or the Transaction Documents, nor their performance by GERS will violate or conflict with or result in a breach of any provision of any Law binding on GERS or conflict with or result in the breach of any of the terms, conditions or provisions of the Organizational Documents of GERS or of any contract, agreement, mortgage or other instrument or obligation of any nature to which GERS is a party or by which GERS is bound.

(a)          Officers and Directors of the GERS. Schedule 4.3(a)-1 is a true and complete list of all of the officers of the Company and each of the Subsidiaries. Schedule 4.3(b)-2 is a true and complete list of all of the members of the board of directors or other governing body of the Company (the "Board") and the governing body of each Subsidiary.

4.4           Financial Statements. The representations and warranties set forth below pertain to the following financial statements of the GERS and the Subsidiaries (collectively, the "Financial Statements") attached hereto as Exhibit 4.4: (i) the audited balance sheet as of December 31, 2012, and the related compilation of income and cash flows for the twelve-month period then ended; and (ii) the unaudited balance sheet (the "Latest Balance Sheet") as of March 31, 2013 (the "Latest Balance Sheet Date"), and the related unaudited statements of income and cash flows for the period from January 1, 2013 through March 31, 2013. No financial statements of any Person are required by GAAP to be consolidated with the Financial Statements. Each of the Financial Statements is consistent with the books and records of the businesses of the Company and the Subsidiaries (which, in turn, accurately and fairly reflect in all material respects all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by, the Company and the Subsidiaries), and fairly present in all material respects the financial condition and results of operations of the respective businesses of the Company and the Subsidiaries as of the dates thereof and for the periods covered thereby. Each of the Financial Statements has been prepared in accordance with GAAP, consistently applied, throughout the periods covered thereby, except that interim statements are subject to normal year-end adjustments provided that such adjustments will not be material in amount. None of the Financial Statements contains any items of a special or nonrecurring nature, except as expressly stated therein, and such Financial Statements do not reflect any write up or revaluation increasing the book value of any Asset.

4.5	Taxes. Except as set forth on Schedule 2.8:

(a)          The GERS and the Subsidiaries (i) have filed or caused to be filed in a timely manner (within all applicable extension periods) all Tax Returns that were required to be filed by the GERS and the Subsidiaries and all such Tax Returns are true, correct and complete in all respects, and (ii) have timely paid in full or will timely pay in full by the due date thereof all Taxes due and payable (whether or not shown to be due on such Tax Returns);

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(b)          No Encumbrances for Taxes are outstanding with respect to any of the businesses or assets of the GERS or any Subsidiary, and no claims or assessments for Taxes have been asserted in writing or threatened by any Taxing Authority against the GERS or any of the Subsidiaries;

(c)          No audits or other proceedings involving any Taxing Authority are presently pending or threatened with respect to any Taxes due from the GERS or any of the Subsidiaries or Tax Returns required to be filed by the GERS or any of the Subsidiaries;

(d)          All Taxes required to be withheld or paid by the GERS or any of the Subsidiaries in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party prior to the Closing Date have been withheld and timely paid to the proper Governmental Entity or set aside in accounts for such purpose and the GERS or any of its Subsidiaries have complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any such employee, independent contractor, creditor, stockholder, or other third party;

(e)          Except for agreements, documents and powers of attorney that have expired, no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes for which the GERS or any of the Subsidiaries may be liable, and no power of attorney with respect to any such Taxes, has been executed or filed with the Internal Revenue Service or any other Taxing Authority;

(f)          There are no existing agreements or arrangements, whether written or oral or established pursuant to a course of conduct or dealing, relating to the allocation or sharing of Taxes in force to which the GERS or any of the Subsidiaries are bound;

(g)          No claim has ever been made by a Taxing Authority in a jurisdiction where the GERS or any of the Subsidiaries does not file Tax Returns that they are or may be subject to taxation by that jurisdiction;

(h)          Neither the GERS nor any of the Subsidiaries (i) has any material liability for Taxes of any Person as a transferee or successor, by contract, or otherwise, or (ii) has been a member of any partnership, limited liability company, joint venture or any other entity treated as a partnership for federal income tax purposes;

(i)          The charges, accruals and reserves for Taxes for the GERS and the Subsidiaries reflected on the books of the GERS and the Subsidiaries (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate to cover Tax liabilities accruing through the end of the last period for which the GERS and the Subsidiaries ordinarily records items on its books. No liability for Taxes has been incurred by the GERS or any of the Subsidiaries since the Latest Balance Sheet Date, other than in the ordinary course of business;

(j)          Each of the GERS and the Subsidiaries has disclosed on its federal income and state income and franchise Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code or any corresponding or similar provision of state Tax law;

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(k)          There are no tax rulings or requests for rulings that could affect the liability of the GERS or any Subsidiary for Taxes for any period (or any portion thereof) after the date hereof; and

4.6           Material Contracts. Schedule 2.9 sets forth a list of all Material Contracts of which there are none. The Members have provided GERS with a complete and correct copy of each written Material Contract, including all amendments or other modifications thereto, and a written description of any oral Material Contract. Compliance with Laws; Licenses. Each of the GERS and the Subsidiaries has previously been operated, and is currently, in compliance with all Laws, and none of GERS or the Subsidiaries has received any notice of any alleged claim or, to the best of their Knowledge, threatened claim, violation of, or liability or potential responsibility under, any such Law which have not heretof

4.7           Proprietary Rights. The GERS and the Subsidiaries do not collectively own, or license, or otherwise possess legally enforceable rights, to use, sell or license, as applicable, any Proprietary Rights. Schedule 2.13(a) contains a complete and correct list of all of the GERS patents and patent applications; trademark and service mark registrations and registration applications; domain name registrations; copyright registrations and registration applications; and all material computer software owned or used by the GERS or any Subsidiary (excluding Commercial Software), including, where applicable, the name of the registered owner or applicant (as relevant), date of registration or application and name of registration body where the registration or application was madeore been cured and for which there is no remaining liability.

4.8           Conduct of Business. Since December 31, 2012, the businesses of the GERS and each Subsidiary has been conducted only in the ordinary course of business consistent with past custom and practices and neither the Company nor any Subsidiary has incurred any Liabilities other than in the ordinary course of business consistent with past custom and practices.

4.9           Insurance Policies. Schedule 2.15 sets forth a list of all insurance policies (including "self-insurance" programs) now or ever maintained by the GERS or any Subsidiary and all such insurance policies are in full force and effect and none of the GERS or any Subsidiary is in default under any of them and no material claim for coverage thereunder has been denied under any such insurance policies.

4.10         Employee Benefit Plans. Neither the GERS nor any Subsidiary has ever maintained, made contributions to or had any other Liability at any time under any Employee Benefit Plan.

4.11         Environment. The GERS is, and at all times has been in compliance with all Environmental Laws applicable to the operations of the businesses of the GERS and each Subsidiary.

4.12         No Brokers. Neither GERS nor any of its Affiliates has incurred any liability to any broker, finder or agent, and there are no claims for any brokerage fees, finder's fees or commissions in connection with the transactions contemplated by this Agreement.

4.13         No Misrepresentation. None of the representations and warranties of the GERS set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the Contributing Parties as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

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ARTICLE V

PRE-CLOSING COVENANTS AND OTHER TERMS

5.1           Investigation by GERS. Prior to the Closing, the Contributing Parties will afford to the officers, employees, attorneys, accountants or other authorized representatives of GERS reasonable access during normal business hours to the offices, facilities, properties, files, books and records of the Company and each Subsidiary so as to afford GERS the opportunity to make such review, examination and investigation of the Company, the Subsidiaries and their respective businesses and assets. GERS will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. No investigation by GERS or its representatives shall offset or limit the scope of the Contributing Parties' representations and warranties in this Agreement or in the Transaction Documents or limit any Contributing Party's liability for any breach thereof.

5.2           Conduct of the Business. From the Agreement Date through the Closing, except as otherwise provided for in, or contemplated by, this Agreement, each Contributing Party covenants and agrees that:

(a)          Each of the Members will cause the Company and each Subsidiary to, and the Company and each Subsidiary will, operate their respective businesses in the ordinary and usual course in substantially the same manner as it is presently operated.

(b)          Except in the ordinary course of business or as required by Law or contractual obligations or other understandings or arrangements existing on the Agreement Date, each of the Members will cause the Company and each Subsidiary to, and the Company and each Subsidiary will, not (i) hire any employee or engage any consultant, or (ii) engage in any Affiliate Transaction.

(c)          Subject to the terms and conditions of this Agreement, each of the Members will cause the Company and each Subsidiary to, and the Company and each Subsidiary will, use its best efforts to preserve the goodwill, reputation and present relationships of the businesses of the Company and the Subsidiaries with their respective employees, suppliers, customers, licensors and others having business relations with the Company or any Subsidiary.

(d)          Each of the Members will cause the Company and each Subsidiary to, and the Company and each Subsidiary will, (i) maintain the Leased Property and any facilities thereon in good repair, order and condition, (ii) use its commercially reasonable efforts to maintain and keep in full force existing insurance, (iii) maintain the records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its obligations under all Material Contracts.

(e)          Except in the ordinary course of business or as otherwise provided for in or contemplated by this Agreement, each of the Members will cause the Company and each Subsidiary to, and the Company and each Subsidiary will, not (i) sell, lease, transfer or otherwise dispose of any of the assets of the Company or any Subsidiary, (ii) create or permit to exist any new Encumbrance on any of the assets of the Company or any Subsidiary, (iii) enter into any joint venture, partnership or other similar arrangement or form any other new arrangement for the operation of any assets of the Company or any Subsidiary, or (iv) make any new commitments for capital expenditures.

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(f)          The Contributing Parties will use their commercially reasonable efforts between the Agreement Date and the Closing to secure fulfillment of all of the conditions precedent to GERS' obligations hereunder.

(g)          The Contributing Parties shall not undertake any action or fail to take any action that will, or could reasonably be expected to, result in a breach of the representations and warranties set forth in Articles II, III, or IV hereof as if made again as of the Closing.

(h)          Each of the Members will, and will cause the Company and each Subsidiary to, comply in all material respects with all Laws applicable to the businesses of the Company or such Subsidiary.

5.3          Non-Negotiation. In consideration of the substantial expenditure of time, effort and expense undertaken by GERS, the Company and its subsidiaries, and each Contributing Party in connection with its due diligence review and the preparation and execution of this Agreement, each Party agrees that neither it nor any of its representatives, agents or employees will, after the execution of this Agreement until the earlier of (a) the termination of this Agreement, or (b) the Closing, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning the GERS, Company, any Subsidiary or their respective businesses) any acquisition proposal relating to or affecting all or any portion of the equity interests or assets of the GERS, Company or any Subsidiary, whether by purchase of assets or stock, purchase of interests, merger or other transaction, and that each Party will promptly advise the other Parties of the terms of any communications that any Party may receive or become aware of relating to any bid for all or any part of the equity interests or assets of GERS, the Company, or any Subsidiary. Each of the Members is responsible for the conduct of the Company and its officers, directors, employees and representatives in complying with this covenant.

5.4          Disclosure Supplements. From time to time up to the second business day prior to the Closing Date, the Contributing Parties shall supplement or amend the Schedules referred to in Articles II, III, or IV by notice given in accordance with Section 12.1 to include information hereafter obtained by the Contributing Parties which would have been required to be set forth or described in any such Schedule had it been known on the Agreement Date. For purposes of determining the accuracy of the representations and warranties of the Contributing Parties contained in Article II in order to determine the fulfillment of the conditions set forth in Section 6.1, the Schedules delivered by the Contributing Parties shall be deemed to include only that information contained therein on the Agreement Date and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

ARTICLE VI

CONDITIONS PRECEDENT TO THE CLOSING

6.1          Conditions Precedent to Obligations of GERS. The obligations of GERS under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of GERS:

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(a)          No Breach of Covenants; True and Correct Representations and Warranties. There shall have been no material breach by any Contributing Party in the performance of any of its covenants herein to be performed by it, in whole or in part, prior to the Closing, and the representations and warranties of the Contributing Parties contained in this Agreement and the Transaction Documents shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. GERS shall receive at the Closing a certificate dated and validly executed on behalf of each Contributing Party by an executive officer of each such entity certifying, in such detail as GERS may require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the representations and warranties of the Contributing Parties contained in this Agreement and the Transaction Documents.

(b)          Delivery of Documents. GERS shall have received all documents and other items to be delivered under Section 7.2(a).

(c)          No Legal Obstruction. All required waiting periods under any applicable Laws shall have expired or been terminated and any consent or approval of any Governmental Authority required for GERS to own the Company and conduct the businesses of the Company and its Subsidiaries in the normal course after the Closing shall have been given or obtained, as the case may be. No suit, action or proceeding by any person or Governmental Authority shall be pending or threatened in writing, which if determined adverse to the Company's, any Subsidiary's or GERS' interests, could have a material adverse effect upon (i) the Company or any Subsidiary or any of their respective businesses or assets, or (ii) GERS or its Affiliates. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any Governmental Authority challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling GERS to dispose of or discontinue or materially restrict the operations of a significant portion of the respective businesses of the Company or any Subsidiary or of the business conducted by GERS as a result of the consummation of the transactions contemplated hereby.

(d)          No Material Adverse Effect. There shall have been no Material Adverse Effect in the Company or any Subsidiary or any of their respective businesses or assets, the condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company or any Subsidiary

(e)          Required Consents. The Contributing Parties shall have obtained all Required Consents.

(f)           Consummation of the Note Contribution. The Contributing Parties shall have consummated the Note Contribution to the reasonable satisfaction of GERS.

6.2          Conditions Precedent to Obligations of the Contributing Parties. The obligations of the Contributing Parties under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Contributing Parties:

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(a)          No Breach of Covenants; True and Correct Representations and Warranties. There shall have been no material breach by GERS in the performance of any of the covenants herein to be performed by it, in whole or in part, prior to the Closing, and the representations and warranties of GERS contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. The Contributing Parties shall receive at the Closing a certificate dated as of the Closing and executed by an executive officer on behalf of GERS, certifying in such detail as the Contributing Parties may require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the representations and warranties of GERS contained in this Agreement.

(b)          Delivery of Documents. The Contributing Parties shall have received all documents and other items to be delivered by GERS under Section 7.2(b).

(c)          No Legal Obstruction. All required waiting periods under any applicable Laws shall have expired or been terminated. No suit, action or proceeding by any third party or Governmental Authority shall be pending which challenges the validity or legality of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any Governmental Authority challenging the validity or legality of the transactions contemplated hereby.

ARTICLE 7

CLOSING

7.1           Closing. The Closing shall take place at such place as the parties may mutually agree on the Closing Date.

7.2           Closing Deliveries.

7.2.1       At Closing, the Contributing Parties will execute and deliver or cause to be executed and delivered to GERS each of the following items:

7.2.1.1 a certificate of the secretary of the Company and each Subsidiary certifying that attached to such certificate are true and correct copies of (i) the certificate or articles of formation of the Company or such Subsidiary and all amendments thereto as in effect on the Closing Date and certified by the Secretary of State of the state of formation for the Company or such Subsidiary, (ii) the operating agreement or other governance document for the Company or such Subsidiary as in effect immediately prior to the Closing, (iii) a good standing certificate for the Company issued not more than ten (10) days prior to the Closing Date by (a) the Secretary of State of the state of formation for the Company or such Subsidiary and (b) any other jurisdiction in which the Company or such Subsidiary is qualified to do business, and (iv) resolutions of the Board and each of the Members authorizing the execution and delivery of this Agreement, the Transaction Documents, and the performance of the transactions contemplated hereby and thereby;

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7.2.1.2 a certificate from each of the Contributing Parties containing the information required pursuant to Section 6.1(a) hereof;

7.2.1.3 an executed copy of any Required Consents;

7.2.1.4 an employment agreement with Richard Fosgitt II, in form and substance satisfactory to the Purchaser and Richard Fosgitt II (the “Fosgitt Employment Agreement”), executed by Richard Fosgitt II;

7.2.1.5 an employment agreement with Roger Silverthorn, in form and substance satisfactory to the Purchaser and Roger Silverthorn (the “Silverthorn Employment Agreement”), executed by Roger Silverthorn; and

7.2.1.6 such other documents and instruments as GERS may reasonably require in order to effectuate the transactions that are subject to this Agreement.

7.2.2       At Closing, GERS will execute and deliver or cause to be executed and delivered to the Contributing Parties each of the following items:

7.2.2.1 certificates evidencing the issuance of the Issued Shares to each of the Members;

7.2.2.2 a certificate of the manager of GERS certifying that attached to such certificate are true and correct copies of (i) a good standing certificate for GERS issued not more than ten (10) days prior to the Closing Date by Secretary of State of the State of Florida, and (z) the resolutions of the board of directors of GERS authorizing the execution and delivery of this Agreement, the Transaction Documents, and the performance of the transactions contemplated hereby and thereby;

7.2.2.3 the Fosgitt Employment Agreement, executed by GERS;

7.2.2.4 the Silverthorn Employment Agreement, executed by GERS;

7.2.2.5 a certificate from an officer of GERS containing the information required pursuant to Section 6.2(a) hereof; and

7.2.2.6 such other documents and instruments as the Contributing Parties may reasonably require in order to effectuate the transactions that are subject to this Agreement.

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ARTICLE VIII

COVENANTS AFTER CLOSING

8.1           Non-Competition; Non-Solicitation; Confidentiality; Non-Interference. The parties agree that GERS is relying on the covenants and agreements set forth in this Section 8.1, and that the issuance of the Issued Shares is sufficient consideration to make the covenants and agreements set forth herein enforceable.

(a)          Non-Competition. To more effectively protect the value of the Company and the Subsidiaries and their respective businesses, and to induce GERS to consummate the transactions contemplated hereby, each of the Members covenants and agrees that, during the Term, it will not permit any of its Affiliates to, engage, directly or indirectly, individually or as a security holder, director, officer, employee, partner, consultant, or agent of any other Person, in or receive any revenue or other compensation in connection with, any business which engages or engaged in any business competitive in any material respect with any portion of any of the businesses of the Company and the Subsidiaries. . .

(b)          Non-Solicitation of Employees. Each of the Members agrees that, during the Term, it shall not, and shall cause his or her Affiliates not to, directly or indirectly (i) solicit for employment or hire, or attempt to solicit for employment or hire, any Person who was employed by the Company or GERS (or any of their respective Affiliates) at any time within one (1) year prior to the time of the act of solicitation or (ii) otherwise interfere with the relationship between any Person and the Company.

(c)          Confidentiality. Each of the Members acknowledges that it has knowledge of information concerning the Company, the Subsidiaries, this Agreement, and the Transaction Documents which is not generally known ("Confidential Information"). In light of the foregoing, each of the Members shall, and shall cause his or Affiliates who have been or are in the future provided access to any such Confidential Information, and his or her representatives and agents to, maintain the confidentiality of, and refrain from using or disclosing to any Person, all Confidential Information, except to the extent disclosure of any such information is required by Law or becomes generally known through no wrongful act on the part of each of the Members or their respective Affiliates, representatives or agents. In the event that any of the Members reasonably believes after consultation with counsel that it is required by Law to disclose any Confidential Information, such Member will (i) provide GERS with prompt notice before such disclosure in order that GERS may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to such Confidential Information, and (ii) cooperate with GERS in attempting to obtain such order or assurance.

(d)          Non-Interference with Relationships. Each of the Members acknowledges that after the Closing, any customer and vendor names and accounts of the Company or any Subsidiary as of the Closing Date are and will at all times be the sole and separate property of the Company or the applicable Subsidiary. Each of the Members agrees that, during the Term, he shall not, directly or indirectly, whether for such Member's account or for any other Person (including any Affiliate of such Member), solicit any such customer or vendor or otherwise interfere with the relationship between the Company or any Subsidiary and such customers or vendors.

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(e)          Non-Use of Name. Following the Closing, each of the Members shall not use, or permit any of its Affiliates to use, the name "Cirque Energy" or any derivation thereof within or in connection with any registered or assumed corporate name or Internet domain name. Furthermore, following the Closing, each of the Members shall not use, or permit any of his or her Affiliates to use, any registered or assumed corporate name or Internet domain name that (i) is likely to be confused or associated with the name "Cirque Energy" or any derivation thereof or (ii) refers to any aspect of the Company or any Subsidiary or their respective businesses.

(f)          Non-Disparagement. No party hereto shall, directly or indirectly, nor shall any Affiliate, employee, agent, consultant, security holder, director of a party hereto, after Closing (i) take any action that could reasonably be expected to have a material adverse effect on any other party hereto, or (ii) disparage the name or business of any party hereto or any of such party's Affiliates or his or its respective officer, directors and employees; provided, however, that nothing set forth in this Section 8.1(f) shall interfere with any party's right to file and prosecute any claim against any other party under this Agreement or any document executed and delivered in connection herewith.

(g)          Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 8.1 too lengthy or the geographic area covered too extensive, the other provisions of this Section 8.1 shall nevertheless stand, the Term shall be deemed to be the longest period permissible by Law under the circumstances and geographic area covered shall be deemed to comprise the largest territory permissible by Law under the circumstances. The court in each case shall reduce the Term and/or the geographic area covered to permissible duration or size.

(h)          Remedies. Each of the Members acknowledges and agrees that the covenants set forth in this Section 8.1 are reasonable and necessary for the protection of GERS, the Company and the Subsidiaries, that irreparable injury will result to GERS, the Company and the Subsidiaries if any of the provisions contained in this Section 8.1 are breached, and that in the event of an actual or threatened breach of any of the provisions contained in this Section 8.1, GERS and/or the Company or the Subsidiaries will have no adequate remedy at Law. Each of the Members accordingly agrees that in the event of any actual or threatened breach of any of the provisions contained in this Section 8.1, GERS and/or the Company or any Subsidiary shall be entitled to such injunctive and other equitable relief, without the necessity of showing that monetary damages cannot be measured or posting any bond, as may be deemed necessary or appropriate by a court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting GERS and/or the Company or any Subsidiary from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

8.2           Post-Closing Cooperation. The parties to this Agreement will use their reasonable efforts, and will cooperate with each other of them, to secure all material Consents from third parties as shall be required to enable each of them to effect the transactions contemplated hereby, and will otherwise use their commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Each party will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

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8.3           Public Announcements. From and after the Agreement Date, no party hereto or any of their respective Affiliates will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of GERS (in the case of the Members) or the Members (in the case of GERS), which consent will not be unreasonably withheld or delayed; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such press release or announcement in advance of its issuance.

8.4           Delivery of Correspondence. From and after the Closing, each of the Members agrees that he or it shall promptly forward to GERS any written correspondence from third parties received by any of the Members in connection with the Company or any Subsidiary, and shall advise GERS of any oral communications with third parties related to the Company or any Subsidiary. Without limiting the generality of the foregoing, each of the Members agrees to promptly forward to GERS any letters, notices, or other written communication received by it regarding the Material Contracts or Licenses.

8.5           Appointment to the Board of Directors of GERS. To the extent that from and after the Closing the Members collectively own more than 33% of the issued and outstanding GERS Shares (the "Percentage Ownership Condition"), the Members shall collectively have the right, beginning with the first annual meeting of stockholders of GERS held after the Closing Date and continuing in each successive year in which the Percentage Ownership Condition has been satisfied as of the date the Board of Directors of GERS nominates candidates for election to the Board of Directors of GERS, to require (a) that the Board of Directors of GERS nominate Thomas Cote’and Roger Silverthorn for election by the stockholders of GERS to the Board of Directors of GERS, (b) GERS and its Board of Directors to publicly support and recommend that GERS' stockholders vote to elect each of Thomas Cote’ and Roger Silverthorn as a director of GERS at each such annual meeting and (3) GERS to include the foregoing recommendation in its proxy materials for each such annual meeting. In addition, the Contributing Members will support the nomination to the GERS Board of Directors at any regular meeting of the stockholders Joseph DuRant and Frank O’Donnell and vote for their election to the Board of Directors; will publicly support and recommend that GERS’ stockholders vote to elect each of Joseph DuRant and Frank O’Donnell; and cause GERS to include the foregoing recommendation in its proxy materials for each such annual meeting.

ARTICLE IX

INDEMNIFICATION

9.1           Indemnification by the Members. From and after the Closing, each of the Members agrees to indemnify, defend and save each GERS Indemnified Party, forever harmless from and against, and to promptly pay to a GERS Indemnified Party or reimburse a GERS Indemnified Party for, any and all Losses sustained or incurred by any GERS Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

(a)          any misrepresentation or breach of a representation or warranty made herein by any Contributing Party, or non-compliance with or breach by any Contributing Party of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by any Contributing Party or any of its Affiliates;

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(b)          any Losses relating to, resulting from or arising out of any violations of, or liabilities or obligations under, any Laws (including, but not limited to, any Environmental Law) relating to acts, omissions, circumstances or conditions existing on or prior to the Closing whether or not such acts, omissions, circumstances or conditions constituted a violation of any Law (as then in effect);

(c)          any liability related to any Employee Benefit Plan of the Company or any Subsidiary;

(d)          any Losses relating to or resulting from or arising out of any assets of the Company or any Subsidiary being subject to any Encumbrance;

(e)          any Losses relating to or resulting from or arising out of the failure of the Contributing Parties to obtain all Required Consents; and

(f)          any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of the transactions contemplated by this Agreement and the Transaction Documents based upon an alleged agreement between claimant and any of the Contributing Parties or any of their respective Affiliates.

9.2           Indemnification by GERS. From and after the Closing, GERS agrees to indemnify, defend and save each Member forever harmless from and against, and to promptly pay to any such Member or reimburse such Member for, any and all Losses sustained or incurred by such Member relating to, resulting from, arising out of or otherwise by virtue of any of the following: (a) any misrepresentation or breach of a representation or warranty made herein by GERS, or (b) non-compliance with or breach by GERS of any of the covenants or agreements contained in this Agreement or any of the Transaction Documents to be performed by GERS.

9.3           Indemnification Procedure for Third Party Claims.

(a)           Other than a claim involving Taxes, which procedure is set forth in, and which shall be governed exclusively by Section 8.5(a)(iii), in the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any Third Party Claim against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within sixty (60) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall state that he, she or it acknowledges his, her or its liability for indemnification hereunder and shall specify the counsel he, she or it will appoint to defend such claim ("Defense Counsel"), to conduct at his, her or its expense the defense against such claim in his, her or its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnified Party reasonably withholds his, her or its approval within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's reasonable approval. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control of a Third Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the Third Party Claim seeks injunctive or other equitable relief, (ii) the Indemnified Party, in the claim notice to the Indemnifying Party, states that, based on advice of counsel, he, she or it believes that his, her or its interests in the Third Party Claim are, or can reasonably be expected to be, adverse to the interests of the Indemnifying Party, (iii) such Indemnifying Party is unable to provide the Indemnified Party with reasonable assurance of his, her or its ability to pay the expenses of the defense against such Third Party Claim, or (iv) the Third Party Claim involves or is related to a Special Claim or Taxes.

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(b)          In the event that the Indemnifying Party shall fail to give such notice described in Section 9.3(a), he, she or it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim, subject to the prior consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(c)          In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by he, she or it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at his, her or its expense to participate in the defense assisted by counsel of his, her or its own choosing and the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party (and the cost of such defense shall constitute an Loss for which the Indemnified Party is entitled to indemnification hereunder). If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 9.3(c), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within thirty (30) days after his, her or its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such thirty (30) day period.

(d)          Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

9.4          Direct Claims. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Article IX. Any Direct Claim will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of thirty (30) days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the indemnitee will be free to pursue such remedies as may be available to the indemnitee under this Article IX or otherwise.

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9.5           Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Sections 9.3 or 9.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of his, her or its right to recover any payment under his, her or its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

9.6           Survival of Representations and Warranties; Time Limits on Indemnification Obligations. Notwithstanding any right of GERS to fully to investigate the affairs of the Company and the Subsidiaries, and notwithstanding any knowledge of facts determined or determinable by GERS pursuant to such investigation or right of investigation, GERS has the right to rely fully upon the representations, warranties, covenants and agreements of the Contributing Parties contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder in accordance with the following: (a) with respect to Special Claims such representations, warranties, covenants and agreements shall survive until ninety (90) days after the date that all claims against any GERS Indemnified Party which could give rise to a Special Claim are barred by all applicable statutes of limitations whereupon they shall expire and be of no further force or effect, and (b) with respect to General Claims, such representations, warranties, covenants and agreements shall survive for a period of two (2) years after the Closing Date whereupon they shall expire and be of no further force or effect (except for General Claims based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any Contributing Party contained in Section 2.2 (Authority, Due Execution and Binding Effect), Section 2.3(a) (Capitalization), Section 2.4 (Absence of Liabilities), Section 2.5 (Title to Assets; Condition of Assets), Section 2.19 (Brokers), which General Claims shall survive indefinitely; provided, however, that such required notice shall have been given on or prior to the expiration of the applicable period specified above under Section 9.3 or Section 9.4 hereof.

9.7          Payments.

(a)          Within five (5) business days after the resolution of any indemnification claim by any GERS Indemnified Party hereunder pursuant to which such GERS Indemnified Party is entitled to any payment, such payment shall be made by the Members within five (5) business days of such resolution.

(b)          Within five (5) business days after the resolution of any indemnification claim by any Member hereunder pursuant to which such Member is entitled to any payment, such payment shall be made by GERS.

(c)          The Indemnifying Party shall reimburse the Indemnified Party for any and all costs or expenses of any nature or kind whatsoever (including, but not limited to, all attorney's fees) incurred in seeking to collect any payments under this Section 9.7.

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(d)          Any payment required under this Article IX that is not made when due shall bear interest until paid in full at the prime rate of interest as published in The Wall Street Journal (changing as and when such rate changes) plus four percent (4%) or, if less, the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a 360-day year and shall be payable on demand.

(e)          To the extent that any Contributing Party fails to satisfy an obligation under this Agreement (including those obligations under Section 9.1 within the time period prescribed in Section 9.6), GERS may, in its sole discretion, set off the amount of such obligation (plus any interest payable as provided under this Agreement) against any amounts GERS may owe to any Member under this Agreement or any Transaction Document, including any and all amounts for which GERS is required to indemnify any Member pursuant to this Article IX.

9.8           Losses Computed Without Giving Effect to Materiality. The amount of any Losses for which an Indemnified Party is entitled to indemnification under this Article IX shall be made, determined and calculated without regard to any materiality qualification (i.e., read as if the terms "material," "materiality" or "material adverse effect" were not contained therein for purposes of calculating Losses, but not in determining whether a breach or representation has occurred) set forth in the relevant representation, warranty, covenant or agreement.

ARTICLE 10

TERMINATION

10.1        Termination. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing:

(a)          by mutual written consent duly executed by the each of the Members and GERS;

(b)          by either the Members, on the one hand, or GERS, on the other hand, in writing, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before May 31, 2013; or

(c)          by either the Members, on the one hand, or GERS, on the other hand, in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Members, on the one hand, or GERS, on the other hand, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing, or (ii) materially breach any of its representations, warranties or covenants contained herein and fails to cure such breach (to the extent curable and the breaching party is taking reasonable steps to cure such breach) within thirty (30) days of written notice thereof from the non-breaching party.

10.2         Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1(a), all obligations under this Agreement (other than those provisions set forth in this Section 10.2 and Article XII) shall terminate and shall be of no further force or effect; provided, however, no termination of this Agreement shall release, or be construed as releasing, any party from any liability to any other party which may have arisen under this Agreement.

23

10.3         Specific Performance. The parties agree that irreparable damage would occur to GERS in the event that any of the provisions of this Agreement were not performed by the Contributing Parties in accordance with their specific terms or were otherwise breached by the Contributing Parties. The parties also agree that irreparable damage would occur the Contributing Parties in the event that any provisions of this Agreement were not performed by GERS in accordance with their specific terms or were otherwise breached by GERS. It is accordingly agreed that, unless and until this Agreement has been terminated in accordance with Section 10.1, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which such party is entitled at law or in equity. Each party agrees that he/it shall not oppose the granting of such relief and hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief. Each party acknowledges and agrees that if he/it exercises his/its right to terminate this Agreement pursuant to Section 10.1, then he/it will not thereafter have the right to specific performance pursuant to this Section 10.3.

ARTICLE XI

DEFINITIONS

"Affiliate" has the meaning given to that term in Rule 405 under the Securities Act and shall include each past and present Affiliate of a Person.

"Affiliate Transaction" means any transaction involving the transfer of any cash, property or rights to or from the Company or any Subsidiary, on the one hand, from, to or for the benefit of any of the Members or any Affiliate or former Affiliate of such Member, on the other hand.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

"Closing" means the consummation of the Transaction.

"Closing Date" means the second (2nd) business day after the date on which the last of the conditions set forth in Article V has been satisfied or waived (except for those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or valid waiver of such conditions) or such other date as the parties hereto may agree upon in writing.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commercial Software" means packaged commercially available software programs generally available to the public which (a) have been licensed to the Company pursuant to non-negotiated end-user licenses, (b) are used in the businesses of the Company or any Subsidiary but are not a component of or incorporated into any Company product and (c) with respect to each such end-user license agreement, have a cumulative cost or license fee for all software and rights to use thereunder and ongoing maintenance fees of less than One Thousand Dollars ($1,000).

"Consent" means any approval, consent, ratification, permission, waiver, exemptions, or authorization (including any Governmental Authorization).

24

"Contributing Parties' Knowledge" means the knowledge possessed, or which could or should have been possessed after due inquiry in connection herewith, by any Member or any director or officer of the Company or any Subsidiary.

"Direct Claim" means any claim under Article IX of the Agreement by an Indemnified Party for indemnification other than indemnification with respect to a Third Party Claim.

"Employee Benefit Plan" means any of the following (whether written, unwritten or terminated): (a) any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, and sick leave; (b) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including, but not limited to, any excess benefit, top hat or deferred compensation plan or any nonqualified deferred compensation or retirement plan or arrangement or any qualified defined contribution or defined benefit plan; or (c) any other plan, policy, program, arrangement or agreement which provides employee benefits or benefits to any current or former employee, dependent, beneficiary, director, independent contractor or like person, including, but not limited to, any severance agreement or plan, personnel policy, vacation time, holiday pay, service award, moving expense reimbursement programs, tool allowance, safety equipment allowance, material fringe benefit plan or program, bonus or incentive plan, stock option, restricted stock, stock bonus or deferred bonus plan, salary reduction, change-of-control or employment agreement (or consulting agreement with a former employee).

"Encumbrances" means mortgages, liens, adverse claims, interests, security interests, pledges, easements, covenants, restrictions, rights of first refusal or offer, "tag" or "drag" along rights or other encumbrances.

"Environment" means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air, structures, and any environment medium.

"Environmental Law" means all federal, state and local laws, statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, actions, policies, principles of common law and other requirements (including consent decrees, judicial decisions, administrative orders and self-implementing closure requirements) relating to the protection of the environment and/or public or worker health and safety, land use, and comprehensive planning and zoning rules and regulations, all as amended or reauthorized, all as amended or reauthorized, including, without limitation, the applicable provisions of state and federal department of transportation regulations.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"GAAP" means generally accepted accounting principles.

"Gaylord" means Gaylord Power Station, LLC, a Michigan limited liability company.

"General Claim" means any claim hereunder whether indemnification or otherwise (other than a Special Claim) based upon, arising out of or otherwise in respect of any inaccuracy or omission in or any breach of any representation, warranty, covenant or agreement of the Contributing Parties contained in this Agreement.

"GERS Indemnified Party" means GERS and its Affiliates (other than any Member), and each of their respective officers, directors, employees and agents.

25

"Governmental Authority" means the United States or any state or local government, or any subdivision, agency or authority thereof.

"Governmental Authorization" means any approval, consent, license, permit, certificate of need, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

"Hazardous Material" means "hazardous substances," as defined by CERCLA; "hazardous wastes," as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; petroleum or petroleum products; radioactive material, including, without limitation, any source, special nuclear, or by-product material, as defined in 42 U.S.C. §2011 et seq.; asbestos in any form or condition; polychlorinated biphenyls; and any other material, substance or waste which is regulated under any Environmental Law or which may give rise to liabilities or other obligations under any Environmental Law.

"Insolvency Laws" means any bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

"IRS" means the United States Internal Revenue Service.

"Laws" means any law, Environmental Law, rules, ordinances, statutes, regulations, writs, injunctions, judgments, decrees, standards, guidance, orders or other decisions applicable to the operation of the businesses of the Company and the Subsidiaries.

"Liabilities" means debts, liabilities or obligations of any nature (whether accrued or unaccrued, absolute or contingent, direct or indirect, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, or otherwise, and whether due or to become due).

"Licenses" means all notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates (including, without limitation, certificates of occupancy), approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor.

"Losses" means any liabilities (whether absolute or contingent, direct or indirect, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts).

"Material Adverse Effect" means a material adverse effect on the business, operations, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

"Material Contracts" means all material contracts which relate to the businesses of the Company and the Subsidiaries or by which any of the assets of the Company or any Subsidiary are bound, including, without limitation, any contracts that are of a type described below:

26

(a)          any collective bargaining arrangement with any labor union and any such agreements currently in negotiation or proposed;

(b)          any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of the Leased Property;

(c)          any contract (or multiple contracts with the same Person or Affiliates of such Person) for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, machinery, equipment, parts or other property or services by or to the Company or any Subsidiary (except that the Company need not list any such contract or series of contracts made in the ordinary course of business which require, individually or collectively, aggregate future payments of less than One Thousand Dollars ($1,000));

(d)          any contract with any customer of the Company or any Subsidiary;

(e)          any contract relating to the borrowing of money, or the guaranty of another Person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations and agreements and other instruments for or relating to any lending or borrowing;

(f)          any contract granting any Person an Encumbrance on any equity interests in or any assets of the Company or any Subsidiary;

(g)         any contract for the cleanup, abatement or other actions in connection with Hazardous Materials, the remediation of any existing environmental liabilities or relating to the performance of any environment audit or study;

(h)         any contract granting to any Person a first-refusal, first-offer or similar preferential right to purchase or acquire any equity interests in or any assets of the Company or any Subsidiary;

(i)          any contract having a remaining term in excess of thirty (30) days and which is not terminable by the Company or any Subsidiary a party thereto without penalty on thirty (30) days' or less notice;

(j)          any contract (or multiple contracts with the same Person or Affiliates of such Person) under which any Personal Property or real property is leased to or by the Company or any Subsidiary having an original value in excess of One Thousand Dollars ($1,000);

(k)         any contract under which the Company or any Subsidiary has granted or received a license or sublicense or under which the Company or such Subsidiary is obligated to pay or has the right to receive a royalty, license fee or similar payment;

(l)          any contract between the Company or any Subsidiary, on the one hand, and any Member or any Affiliate of such Member, on the other hand;

(m)        any contract providing for the indemnification of any officer, director, employee of the Company or any Subsidiary or any other Person;

(n)         any contract for purchase or sale of any asset of the Company or any Subsidiary, whether by sale or purchase of stock or assets or any merger or consolidation;

27

(o)         any contract prohibiting the Company or any Subsidiary from conducting their respective businesses anywhere in the United States or elsewhere in the world;

(p)         any joint venture or partnership contract;

(q)         any employment or consulting contract; and

(r)          any other contract (or multiple contracts with the same Person or Affiliates of such Person), whether or not made in the ordinary course of business, which involves payments in excess of One Thousand Dollars ($1,000) in consideration.

"Midland" means Midland Renewable Energy Station, LLC, a Michigan limited liability company.

"Order" means any judgment, order or decree of any court or Governmental Authority.

"Organizational Documents" means with respect to any Person, (a) the articles or certificate of incorporation and the by-laws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person (e.g., a certificate of formation, articles of organization or certificate of limited partnership), and any agreement governing such Person (e.g., a limited liability company agreement, operating agreement or partnership agreement); and (c) any amendment to any of the foregoing.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Authority.

"Personal Property" means all vehicles, machinery, equipment, furniture, supplies, tools and other tangible personal property, and assets owned by, in the possession of, or used by the Company or any of its Subsidiaries.

"Proceeding" means any claim, suit, litigation, arbitration, hearing, audit, charge, investigation, or other action (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Person, Governmental Authority, judge, arbitrator or mediator.

"Proprietary Rights" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, domain names, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights (both statutory and common law), and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, templates, patterns, formulas, algorithms, compositions, production and business processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), in both source code and object code formats, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

28

"Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, migration or dumping into the Environment in violation of applicable Environmental Laws or in a manner, quantity or conditions that could result in liability pursuant to Environmental Laws.

"Required Consent" means any Consent necessary for the consummation of the transactions contemplated by this Agreement, including with respect to Material Contracts and Licenses, which, if not obtained, would result in a violation of any Law or any material liability to the Company.

"Securities Act" means the Securities Act of 1933, as amended.

"Special Claim" means any claim under the Agreement whether indemnification or otherwise based upon, arising out of or otherwise in respect of any (i) inaccuracy or omission in or any breach of any representation or warranty of any Contributing Parties contained in Section 2.8 (Taxes), Section 2.12 (Compliance with Laws; Licenses), Section 2.16 (Employee Benefit Plans), or Section 2.17 (Environment) of the Agreement or (ii) indemnification under Sections 9.1(b), 9.1(c) and 9.1(d) of the Agreement.

"Subsidiaries" means, collectively, Gaylord and Midland, and each is referred to herein as a "Subsidiary."

"Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect to the foregoing; the foregoing shall include any transferee or secondary liability for a tax and any liability assumed by agreement.

"Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising regulatory authority with respect to Taxes.

"Tax Return(s)" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes pertaining to the Company or any of its Subsidiaries or the administration of any Laws, regulations or administrative requirements relating to any Taxes, whether domestic or foreign.

"Term" means the period beginning on the Closing Date and ending on the second (2nd) anniversary of the Closing Date.

"Third Party Claim" means a claim or the commencement of any action or Proceeding by any Person who is not a party to this Agreement or an Affiliate of such a Person (including, but not limited, to any domestic or foreign court, government, or Governmental Authority or instrumentality, federal state or local).

29

A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any notice, demand or statement has been given or made in writing, or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Transaction" means the transactions contemplated by this Agreement.

"Transaction Documents" means each agreement, document, certificate and instrument being delivered pursuant to this Agreement.

ARTICLE XII

MISCELLANEOUS

12.1         Notices, Consents, Etc. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c) delivered by a recognized overnight courier service, to the parties at the addresses set forth on Schedule 12.1 or at such other addresses as may be furnished in writing. Date of service of such notice shall be (i) the date such notice is personally delivered, (ii) three (3) days after the date of mailing if sent by certified or registered mail, or (iii) one (1) day after date of delivery to the overnight courier if sent by overnight courier.

12.2         Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

12.3         Successors. Except as specifically provided in Section 12.9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and personal representatives.

12.4         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such other agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Agreement or any such other agreement or instrument invalid or unenforceable. No party hereto or to any such other agreement or instrument shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

30

12.5         Expenses.

12.5.1   Contributing Parties' Expenses. GERS shall pay for all costs and expenses incurred by the Contributing Parties in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

12.5.2   Buyers' Expenses. GERS shall pay for all costs and expenses incurred by GERS in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

12.6         Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW.

12.7         Consent to Jurisdiction; Forum Selection. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED EXCLUSIVELY IN THE SIXTH CIRCUIT COURT FOR THE COUNTY OF OAKLAND, MICHIGAN, OR THE FEDERAL COURTS LOCATED IN DETROIT, MICHIGAN. THE AFOREMENTIONED CHOICE OF VENUES IS INTENDED BY THE PARTIES TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF LITIGATION BETWEEN THE PARTIES WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT IN ANY JURISDICTION OTHER THAN THOSE SPECIFIED IN THIS SECTION 12.7. EACH PARTY HEREBY WAIVES ANY RIGHT HE OR IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION 12.7, AND STIPULATES THAT THE AFOREMENTIONED COURTS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY HEREBY AUTHORIZES AND ACCEPTS SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST HE OR IT AS CONTEMPLATED BY THIS SECTION 12.7 BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO HIS OR ITS ADDRESS FOR THE GIVING OF NOTICES AS SET FORTH IN THIS AGREEMENT, OR IN THE MANNER SET FORTH IN SECTION 12.1 OF THIS AGREEMENT FOR THE GIVING OF NOTICE. ANY FINAL JUDGMENT RENDERED AGAINST A PARTY IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

12.8         Waiver of Jury Trial. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION 12.8 CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

31

12.9          Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any of the Members, on the one hand, or GERS, on the other hand, without the prior written consent of the other party, provided, however, that GERS shall be allowed to assign its rights and benefits hereto to (a) an Affiliate so long as the Affiliate assumes GERS' obligations hereunder, as applicable, (b) in connection with a sale of GERS, whether by sale of assets, sale of equity interests, merger, consolidation or otherwise, so long as the assignee assumes GERS' obligations hereunder, as applicable, and (c) to GERS' lenders as collateral for security purposes.

12.10         Entire Agreement. This Agreement and all of the Schedules and Exhibits attached to the Agreement (which shall be deemed incorporated in the Agreement and made a part hereof) set forth the entire understanding of the parties with respect to the subject matter hereof and may be modified only by instruments signed by all of the parties hereto.

12.11         Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

12.13         Headings; Interpretative Matters. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions. Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits in this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

[SIGNATURE PAGE FOLLOWS]

32

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first above written.

Green Energy Renewable Solutions, Inc.

By:	/s/ Joseph L. DuRant
Name:	Joseph L. DuRant
Title:	CEO

Cirque Energy II, LLC

By:
Name:
Title:

[Name of Member]

[Name of Member]

[Name of Member]

[Name of Member]

[Name of Member]

1

Schedule of Members

	% of
	Members’ Interest	Shares at Closing	Shares at Earn-Out

Thomas G. Cote’	31.57	13,688,590	13,688,590
Email: tomc@cirque-energy.com

Richard L. Fosgitt, II, P.E.	27.24	11,811,124	11,811,124
Email: richf@cirque-energy.com

Roger W. and Suzanne A. Silverthorn	32.19	13,957,418	13,957,418
Email: rogers@cirque-energy.com

Richard and Marion Cote’	9.00	3,902,355	3,902,355

2

Schedule 2.9(a) Real Estate

None

3

Schedule 2.9(b) Personal Property(in excess of $1,000)

None

4

Schedule 2.10 Litigation

None

5

Schedule 2.11(b) Licenses

None

6

Schedules 2.12 (a) and (b) Company Proprietary Rights

None

7

Schedule 2.14 Insurance Policies

None

8

Schedule of Contributed Project Pipeline

1	Development of Micro Gasification Systems

Complete joint development of prototype of a transportable micro Gasification system

2	Oakland University Power Station

Combined cycle natural gas fired energy generation facility

3	Tampa Waste to Energy Project

Complete waste to Energy progam including recycling center and updated power station

4	Gaylord Power Station

Renewable Energy Generation (biomass)

5	Midland Renewable Energy Station, LLC

Renewable Energy Generation RDF and Biomas

6	Maryland Renewable Energy Station

Renewable Energy Generation RDF and Biomass

9

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first above written.

Green Energy Renewable Solutions, Inc.

By:	/s/ Joseph L. DuRant
Name:	Joseph L. DuRant
Title:	CEO

Cirque Energy II, LLC

By:	/s/ Roger Silverthorn
Name:	Roger Silverthorn
Title:	President

/s/ Roger Silverthorn
[Name of Member] Roger Silverthorn

[Name of Member]

[Name of Member]

[Name of Member]

[Name of Member]

1

Green Energy Renewable Solutions, Inc.

	By:	/s/ Joseph L. DuRant
	Name:	Joseph L. DuRant
	Title:	CEO

Digitally signed by Richard L Fosgitt	Cirque Energy II, LLC
DN: cn=Richard L Fosgitt
o=Cirque Energy, ou,	By:	/s/ Richard L Fosgitt
email=richf@cirque-	Name:	Richard L Fosgitt
energy.com, c=US	Title:
Date: 2013.05.23 13:27:11
-04’00’
[Name of Member]

[Name of Member]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first above written.

Green Energy Renewable Solutions, Inc.

By:	/s/ Joseph L. DuRant
Name:	Joseph L. DuRant
Title:	CEO

Cirque Energy II, LLC

By:
Name:
Title:

[Name of Member]

[Name of Member]

[Name of Member]

/s/ Richard C. Coté
[Name of Member] RICHARD C. COTÉ

/s/ Marian F. Coté
[Name of Member] MARIAN F. COTÉ

1

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first above written.

Green Energy Renewable Solutions, Inc.

By:	/s/ Joseph L. DuRant
Name:	Joseph L. DuRant
Title:	CEO

Cirque Energy II, LLC

By:
Name:
Title:

/s/ Thomas Coté
[Name of Member] THOMAS COTÉ

[Name of Member]

[Name of Member]

[Name of Member]

[Name of Member]

1